Exhibit 99.2

For Immediate Release	Investor Relations Contact:
September 21, 2006	Paul S. Lalljie
(571) 434-5548
paul.lalljie@NeuStar.biz

Media Contact:
Elizabeth Penniman
(571) 434-3481
elizabeth.penniman@NeuStar.biz
NeuStar, Inc. Announces Amendment of Contracts to Provide
Telephone Number Portability Services in the United States

Increased Transaction Volumes Drive Revised Pricing and Cost Savings to Industry;
Contracts Extended through June 2015
STERLING, Va., September 21, 2006 — NeuStar, Inc., (NYSE: NSR), a provider of essential clearinghouse services to the communications industry, today announced the amendment and extension of its seven contracts with the North American Portability Management LLC (NAPM) under which NeuStar provides telephone number portability and other clearinghouse services in the United States. Transactions under these contracts have grown at a compounded annual growth rate in excess of 35% since January 2004.
The significant terms of the amended contracts include:
– Term extension of 48 months to June 2015;

– Existing pricing, including volume credits, remains unchanged through 2006 with no resulting impact on 2006 financial results;

– 2007 pricing of $0.91 cents per transaction regardless of transaction volume;

– Pricing from 2008 through the expiration of the contracts in June 2015 determined using formulas to calculate variable, per-transaction rates ranging from $0.95 on annual transactions under 200 million, to $0.75 on annual transactions above 500 million; and

– Elimination of the existing contracts’ annual volume credit provision from January 2007 through June 2015.
For 2007, NeuStar expects at least 25% growth in transactions under these contracts to provide telephone number portability services, resulting in approximately $30 million in first year savings to the industry under the amended pricing announced today.

Jeff Ganek, NeuStar Chairman and Chief Executive Officer, said, “Once again, increasing transaction volumes driven by industry trends and the resulting demand for NeuStar services have enabled NeuStar to pass significant cost savings back to the industry. We are pleased that NAPM and NeuStar have successfully collaborated on new contractual terms and conditions, as we have on two previous occasions. This clearly demonstrates the trust and confidence that the industry has in NeuStar and the value NeuStar places on our relationship with our customers.”
Jeff Babka, NeuStar Chief Financial Officer, said, “As we have said in the past, our business objectives are to grow revenue 25% year over year and deliver operating margins in the mid-30% range. Although our ongoing budgeting process makes it premature to provide specific 2007 financial guidance at this time, we remain committed to attaining our growth and profitability objectives. Our confidence is supported by industry trends, the introduction and adoption of new services and our demonstrated ability to grow our business while effectively managing costs and expenses.”
About NeuStar
NeuStar (NYSE: NSR) is a provider of essential clearinghouse services to the North American communications industry and Internet service providers around the world.
Visit NeuStar online at www.neustar.biz.
Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995
This press release includes information that constitutes forward-looking statements made pursuant to the safe harbor provision of the Private Securities Litigation Reform Act of 1995, including, without limitation, statements about our expectations, beliefs and business results in the future. We have attempted, whenever possible, to identify these forward-looking statements using words such as “may,” “will,” “should,” “projects,” “estimates,” “expects,” “plans,” “intends,” “anticipates,” “believes” and variations of these words and similar expressions. Similarly, statements herein that describe our business strategy, prospects, opportunities, outlooks, objectives, plans, intentions or goals are also forward-looking statements. We cannot assure you that our expectations will be achieved or that any deviations will not be material. Forward-looking statements are subject to many assumptions, risks and uncertainties that may cause future results to differ materially from those anticipated. These potential risks and uncertainties include, among others, the uncertainty of future revenue and profitability and potential fluctuations in quarterly operating results due to such factors as disruptions to our clearinghouse operations, modifications to our material contracts, increasing competition, market acceptance of our existing services, our ability to successfully develop and market new services, the uncertainty of whether new services will achieve market acceptance or result in any revenue, and business, regulatory and statutory changes in the communications industry. More information about potential factors that could affect our business and financial results is included in our filings with the Securities and Exchange Commission, including, without limitation, our Annual Report on Form 10-K for the year ended December 31, 2005 and subsequent periodic reports. All forward-looking statements are based on information available to us on the date of this press release, and we undertake no obligation to update any of the forward-looking statements after the date of this press release.